UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): August 8, 2011

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, Omega Protein Corporation (the “Company”) issued a press release announcing that Joseph L. von Rosenberg III, 52, CEO and President since 1997, has advised the Board of Directors that he will step down from that role on December 31, 2011. Mr. von Rosenberg will remain with the Company as Executive Chairman of the Board. The Board has elected Bret D. Scholtes, 41, as CEO and President, effective January 1, 2012. Andrew Johannesen, 44, Senior Vice President – Finance and Treasurer, has been named Executive Vice President and CFO effective January 1, 2012, replacing Mr. Scholtes. For additional information regarding the Company’s CEO succession plan, please refer to the Company’s press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

99.1 Text of Press Release dated August 8, 2011 titled “Omega Protein Announces CEO Succession Plan.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: August 8, 2011	/s/ John D. Held
John D. Held
Executive Vice President, General
Counsel and Secretary